June 24, 2009

Baoding Shengde Paper Co., Ltd

And

Liu Zhenyong

Zhao Shuangxi

Liu Xiaodong

__________________________________________

of

Hebei Baoding Orient Paper Milling Co., Ltd

Call Option Agreement

Call Option Agreement

This Call Option Agreement (the “Agreement”) is made by the following parties in Baoding, the People’s Republic of China (“China”) ,on June 24,2009.

1.	Liu Zhenyong

ID:13062519630822311X

Address:Liuzhuang, Cuizhuang Town, Xushui County, Baoding City, China

2.	Zhao Shuangxi

ID:13242319640606005X

Address:Hujiaying, Liucun Town, Xushui County, Baoding City, China

3.	Liu Xiaodong

ID:132423197408117114

Address:#113, No 268, Chaoyang South Avenue, Xinshi District, Baoding City, China

(Hereinafter referred to as the “The existing shareholders” or “shareholders”)

AND

4. Hebei Baoding Orient Paper Milling Co., Ltd, a liability limited company incorporated in Baoding whose registered offices are located at Wuji Village, Xushui County,Hebei Province, China

Orient Paper and the existing shareholders are hereinafter collectively referred to as the“PARTIES”and individually as a “PARTY”)

Herein:

(1) The existing shareholders are the shareholders of Hebei Baoding Orient Paper Milling Co., Ltd ( a liability limited company incorporated under the laws of the People’s Republic of China (PRC), whose registered offices are located at Wuji Village, Xushui County,Hebei Province, China ,hereinafter referred as “Orient Paper”)

(2) The existing shareholders have intention to transfer their stocks to Baoding Shengde Paper Co., Ltd, respectively under doing not break Chinese laws, Shengde Paper has intention to accept the exchange.

(3) In order to carry out the exchange of the ownership of the stocks, the existing shareholders hereby irrevocably grants to Shengde Paper an option to purchase, to the extent permitted under PRC Law, according to the call option, the existing shareholders shall transfer the Call Option (as defined below) to Shengde Paper or its designated entity or person upon its requirement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

Article 1 Definitions

Terms used in this Agreement shall have the meanings set forth below:

“PRC Laws and Regulations”:	Means the currently effective laws, administrative regulations, local regulations, explanations and other binding legal documents.

“Call Option”:	Means equity interests each shareholder has in Orient Paper’s registered capital and all the equity interests in Orient Paper in total.

“Orient Paper’s Registered Capital”:	Means at the date of this Agreement, Orient Paper’s registered capital (RMB 75,030,000), including any enlarged registered capital after future capital increase.

“Exercise of Options”:

Means when Shengde Paper exercises its options, it has the right to ask the shareholders transfer Orient Paper’s shares wholly or party to Shengde Paper or its designated entity or natural person. The specific amount shall be freely decided by Shengde Paper according to PRC laws and its business concerns.

“Exercise Price”:

Each time when Shengde Paper exercise the option, Shengde Paper shall pay consideration to shareholders. The exercise price of Shengde Paper or its designated entity or natural person is RMB 1 Yuan. If at that time there are any regulatory PRC laws regulating the minimum price, the minimum price regulated by PRC laws shall be the exercise price.

“Certificates”:

Means Orient Paper’s approval, permission, registration, including but not limited to Business License, Tax Registration and other related certificates required by PRC laws for its effective and legal operation.

“Orient Paper’s Assets”:

Means all tangible and intangible assets owned or authorized by Orient Paper to use during the term of this Agreement, including but not limited to trade mark, copy right, patent, technology, domain name, software use right and other intellectual property.

“Principal Agreement”:	Means agreements Orient Paper enters into and has material effect on Orient Paper’s business and assets, including but not limit to Exclusive Technology and Business Consulting Service Agreement.

“Loan Agreement”:	Means the Loan Agreement signed by Shareholders and ShengDe Paper.

Article 2 Grant Rights

Shareholder (“Transferor”) hereby irrevocably grants to Shengde Paper an option to purchase or cause any designated person (“Designated Persons”) to purchase, to the extent permitted under PRC Law, according to the steps determined by Shengde Paper.

Article 3 Exercise of Option

3.1	Shengde Paper has the full power without limitation to decide the specific time, amount and numbers of exercise as long as the conditions are in accordance with PRC laws.

3.2

At the time of exercise, Shengde Paper and/or the Designated Persons can hold all of Orient Paper’s shares under PRC laws, Shengde Paper is entitled to exercise all the options; If at the time of exercise, Shengde Paper and/or the Designated Persons can hold part of Orient Paper’s shares under PRC laws,

Shengde Paper is entitled to exercise the option within the upper limit regulated by PRC laws. Under the latter situation, Shengde Paper is entitled to further exercise the option in accordance with PRC laws until all the option has been exercised.

3.3	Each time Shengde Paper exercises its option, it can purchase the transferred equity interests itself or designate third persons to purchase all or part of the transferred equity interests.

3.4

According to the stipulations of PRC laws and regulation, Shengde Paper and/or the Designated Persons may exercise Option by issuing a written notice (the “Notice”) to the Transferor and specifying the equity interest purchased from Transferor (the “Purchased Equity Interest”) and the manner of purchase. (Please refer to Appendix II for the format). The shareholders shall transfer the equity interests wholly or partly to Shengde Paper and/or the Designated Persons upon receipt of the Notice.

3.5	In each time the performance of the Option:

(1)

The Transferor shall ask Orient Paper o convene the shareholders’ meeting. During the meeting, the resolution, in which Transferor transfers Equity Interest to Shengde Paper and/or the Designated Persons, shall be made;

(2)

The Transferor shall, upon the terms and conditions of this Agreement and the Notice related to the Purchased Equity Interest, enter into Equity Interest Transfer Agreement with Shengde Paper and/or the Designated Persons (as applicable);；

(3)

The related parties shall execute all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, without any security interest, transfer the valid ownership of the Purchased Equity Interest to Shengde Paper and/or the Designated Persons, and cause Shengde Paper and/or the Designated Persons to be the registered owner of the Purchased Equity Interest. In this Clause and this Agreement, “Security Interest” means the ensure, mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. But it does not include any security interest subject to the Equity Pledge Agreement.

Article 4 Representations and Warranties

4.1	As of the execution date of this Agreement and every transferring date, the Shareholder hereby represents and warrants collectively and respectively as follows:

4.1.1

It has the power and ability to enter into this Agreement, and any equity interest transferring Agreement (“Transferring Agreement”, respectively) having it as a party, for every single transfer of the Purchased Equity Interest according to this Agreement;

4.1.2

It has the power and ability to deliver this Agreement, and any equity interest transferring Agreement (“Transferring Agreement”, respectively) having it as a party, for every single transfer of the Purchased Equity Interest according to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement. Upon execution, this Agreement and the Transferring Agreements having it as a party constitute a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

4.1.3

At the date of this Agreement, it is the owner of the option. Except for the rights designated by this Agreement, It does not set any security interest on the Option, including liens, pledge, claims, guaranties and other limitations from third party;

4.1.4

At the date of this Agreement, Orient Paper has all the certificates necessary to its operation. Orient Paper has full right and qualification to operate [Production of Writing Paper, Corrugated Paper and Packaging Paper, Wholesaling and retailing of Pulp; Operations of exporting for own products and technology and importing for raw and auxiliary materials ,machinery and equipment, spare parts and technology which enterprise needs. But excluing the operations limited by the State and the importing and exporting of products and technology prohibited by the State] business within the territory of China. No litigation, arbitration or administrative procedure relevant to the equity interest and assets of Orient Paper or the corporation is in the process, to be settled or potentially take place;

4.2	Shengde Paper represents and warrants as the following:

4.2.1	Shengde Paper is a limited company registered in accordance with PRC laws. It has the power and ability to enter into, deliver and perform this Agreement;

4.2.2

ShengdePaper has performed all the necessary internal authorization procedures within the company. It owns full rights and authorization to enter into and perform the documents related to the transaction;

Article 5 Promises of Shareholders and Orient Paper

As of the execution date of this Agreement and every transferring date, the Shareholder and Orient Paper hereby promises collectively and respectively as follows:

5.1

According to fair finance and business standard and tradition, to maintain the existence of the corporation, prudently and effectively operate business and deal with works during the term of the Agreement;

5.2	Without prior written consent by Shengde Paper during the term of the Agreement,

5.2.1

not, upon the execution of this Agreement, to sale, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income of Orient Paper or to approve any other security interest set on it;

5.2.2	not, in any form, to increase or decrease registered capital of the Orient Paper, or to change the structure of the registered capital in any other forms;

5.2.3	Not, dispose or urge the management of Orient Paper dispose any of the Orient Paper’s assets (except that it is in the due course of operation;)

5.2.4	Not to enter into any material Agreement with Orient Paper, other than the Agreement in the process of normal business;

5.2.5	Not, appoint or remove any Orient Paper’s managing director, directors of the board (if applicable), supervisors or other management personnel that shall be appointed and removed by the Shareholders.

5.2.6	Not, declare distribution or actually distribute any distributable profits, interests, or dividends;

5.2.7	Ensure Orient Paper’s going concern without being terminated, liquidated or dissolution;

5.2.8	Not, in any form, to supplement, change or renew the Articles of Association of Orient Paper.

5.3	To normally operate all business to maintain the asset value of Orient Paper,

without make any action or nonfeasance that sufficiently affects its operation and asset value during the term of the Agreement.

Article 6 Confidentiality

6.1

The Shareholder shall not discuss with any third party, other than for the purpose of performing the obligations under this agreement, (i)the existence, nature or terms of the negotiations and this Agreement; (ii)the Shengde Paper’s trade secrets, proprietary business information, client information known to the Shareholder during the construction and performance of this agreement and (iii) trade secrets, proprietary business information, client information known to the Shareholder as the shareholder of Orient Paper,(the "Confidential Information") without the express written permission of Shengde Paper.

6.2

The Shareholder shall return to the Shengde Paper, destroy by other proper means, upon the expiration of the agreement and request of the Shengde Paper all documents, materials or software and cease to use any of the Confidential Information.

6.3	Article 6 shall survive after the agreement is ceased or terminated.

Article 7 Term of Agreement

7.1

This Agreement has been duly executed by the parties’ authorized representatives and terminates until all the call option under this Agreement has been transferred to Shengde Paper or its designated entities or natural persons.

Article 8 Notice

8.1	Any communications among parties of this Agreement, including notice, requirement and offer shall be delivered in written form.

8.2

In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 9 Breach of Agreement

9.1	The Parties agree and confirm that if any party (the “Breaching Party”)

materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Shengde Paper (the “Observant Party”) shall ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, then (1) if the shareholders or Orient Paper is the breaching party, Shengde Paper can terminate this Agreement and ask for remedies; (2)if Shengde Paper is the breaching party, the observant party shall ask for remedies, but cannot terminate the Agreement.

9.2	The Parties agree and confirm that the Shareholders cannot terminate this agreement under any circumstances and for any reason.

9.3	The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.

9.4	Article 9 shall survive after the agreement is ceased or terminated.

Article 10 Miscellaneous

10.1	This Agreement shall be executed in four (4) original copies in Chinese and is hold respectively by each Party, and each original copy has the same legal effect.

10.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC

10.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

10.4

Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

10.5	No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

10.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

10.7

This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

10.8

The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

10.9

Without prior written approval of Shengde Paper, the Shareholders can not transfer, pledge or assign any right, benefit or obligation under this agreement. Shengde Paper can transfer, pledge or assign any right benefit or obligation under this agreement upon notice of the other parties.

10.10	This agreement is binding to all the parties herein and their respective lawful successors and assignees.

The parties hereby sign as the following:

Liu Zhenyong

Signature: /s/ Liu Zhenyong

Zhao Shuangxi

Signature: /s/ Zhao Shuangxi

Liu Xiaodong

Signature: /s/ Liu Xiaodong

Hebei Baoding Orient Paper Milling Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name:Liu Zhenyong

Legal Representative/Authorized Representative

Appendix I:

Current Situation of Hebei Baoding Orient Paper Milling Co., Ltd

Name:Hebei Baoding Orient Paper Milling Co., Ltd

Registered Address:	Wuji Village, Xushui County, Hebei Province, China

Registered:	RMB 75,030,000Yuan

Legal Representative: Liu Zhenyong

Share Structure:

Shareholde	Capital Contribution:RMB:	Percentage
Liu Zhenyong	69970000	93.26%
Zhao Shuangxi	100000	0.13%
Liu Xiaodong	4960000	6.61%

Appendix II:

Format of Notice

To:[Name of the Shareholders]

Whereas our Company has entered into a Call Option Agreement on June 24, 2009, which designated that under circumstances permitted by PRC laws and regulations, upon our requirement, you shall transfer your equity interests in WuJi, XuShui County,BaoDing City, China (Orient Paper) to our Company or any third person designated by our Company.

Hereby, we issue the Notice of the following:

Our Company hereby exercises the option under the Call Option Agreement and requires you to transfer [ ] % of equity interests of Orient Paper, you hold to the Company or [ ](designated person). Please immediately transfer the equity interests above mentioned to the Company or [ ](designated person) according to Call Option Agreement upon receipt of this Notice.

Baoding Shengde Paper Co., Ltd

(seal)

Signature:______________

Name:

Legal Representative/Authorized Representative